UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2007

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 19, 2007, Cardinal Health Funding, LLC (“Funding”), a wholly-owned receivables financing subsidiary of the Company, entered into a third amendment and restatement of its receivables purchase agreement (the “Receivables Purchase Agreement”), with Griffin Capital, LLC (“Griffin Capital”), as servicer, Variable Funding Capital Company, LLC (“Variable”), Victory Receivables Corporation (“Victory”), Windmill Funding Corporation (“Windmill”), Wachovia Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as managing agent, ABN AMRO Bank N.V., individually and as managing agent, and Wachovia Capital Markets, LLC, as agent, amending and extending the $850 million revolving receivables purchase facility thereunder (the “Facility”) for an additional 364 days. In connection with this third amendment and restatement, certain of the parties to the Receivable Purchase Agreement have changed and the Facility was increased from $800 million to $850 million.

In connection with the Facility, Cardinal Health 411, Inc. and Cardinal Health 110, Inc. (the “Originators”) have sold their existing and future trade receivables to the Company’s wholly-owned subsidiary, Griffin Capital, which, in turn, has sold and contributed those receivables to Funding, in each case, in transactions intended to constitute true sales or capital contributions. Funding then transfers undivided percentage interests in such receivables to Variable, Victory and Windmill or their liquidity banks in exchange for cash of up to 77.5% of the outstanding balance of all receivables defined as “eligible” thereunder. Pursuant to a Second Amended and Restated Performance Guaranty, dated as of June 20, 2007 (the “Performance Guaranty”), the Company has guaranteed to Funding and its assigns performance of the Originators’ and Griffin Capital’s obligations, as a seller or servicer, under the documents associated with the Facility.

The Receivables Purchase Agreement contains customary amortization events including failure to make timely payments or deposits under the Facility, misrepresentations, cross-defaults to other “material” debt and credit agreements, breach of covenants, failure of the receivables to meet certain performance ratios, certain changes of control of the Company or any of its affiliates that are parties to the Facility documents, termination of receivables sales by either the Originators or Griffin Capital, certain bankruptcy events, unenforceability or breach of the Performance Guaranty, and entry of certain unsatisfied and unstayed judgments against the Company or any of its affiliates that are parties to the Facility documentation.

From time to time, the financial institutions that are parties to the Receivables Purchase Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. In particular, Wachovia Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and ABN AMRO Bank N.V. or their affiliates currently act as members of the lending syndicate under the Company’s credit agreement. Wachovia Bank, National Association also participates as a dealer under the Company’s commercial paper program.

The Receivables Purchase Agreement is filed as Exhibit 10.1 to this report and the foregoing description is qualified by reference to the full text of the agreement set forth in the exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007, among Cardinal Health Funding, LLC, Griffin Capital, LLC, each entity signatory thereto as a Conduit, each entity signatory thereto as a Financial Institution, each entity signatory thereto as a Managing Agent and Wachovia Capital Markets, LLC, as the Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: November 26, 2007	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007, among Cardinal Health Funding, LLC, Griffin Capital, LLC, each entity signatory thereto as a Conduit, each entity signatory thereto as a Financial Institution, each entity signatory thereto as a Managing Agent and Wachovia Capital Markets, LLC, as the Agent.